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                                                                 EXHIBIT 10-D(V)

                           FIRST AMENDMENT TO
                       BINDLEY WESTERN INDUSTRIES, INC.
                      OUTSIDE DIRECTORS STOCK OPTION PLAN


     WHEREAS, the Board of Directors of Bindley Western Industries, Inc. (the "Company") adopted the Bindley Western Industries, Inc. Outside Directors Stock Option Plan (the "Plan") on March 29, 1991; and

     WHEREAS, the Plan was approved by the shareholders of the Company on May 14, 1991; and

     WHEREAS, the Company now desires to amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Paragraph 6 of the Plan is hereby amended to read in its entirety as follows:

          6. Option Grants. On June 1 of each year, commencing June 1, 1991, each Eligible Director on such date shall be automatically granted an Option to purchase 1,000 shares of Common Stock. Each Option shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Committee.

          (a) The Option exercise price per share shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

          (b) The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

          (c) The Option shall not be exercisable before the expiration of six months from the date it is granted and after the expiration of up to ten years from the date it is granted.

          (d) Payment of the Option price shall be made at the time the Option is exercised, and shall be made in United States dollars by cash or check.

          (e) An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that

              (i) if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs, or distributees, as the case may be, may, at any time within one

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               year after the date of such event (but in no event after the
               Option has expired under the provisions of subparagraph 6(c) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

                    (ii) if a Grantee shall cease to serve as a director of the
               Company for any reason other than those set forth in 6(e)(i) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 6(c) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

               (f) Each Grantee of an Option shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an Option is being exercised.

          2. Paragraph 7 of the Plan is hereby amended to read in its entirety as follows:

              7. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Plan pursuant to Paragraph 5 above, the number or kind of shares subject to any outstanding Option, and the Option price per share under any outstanding Option, shall be automatically adjusted so that the proportionate interest of the Eligible Directors or of the Grantee shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. Any adjustment permitted by this Paragraph shall be conclusive and binding for all purposes of the Plan.

          3. This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.


                              Adopted by the Board of Directors of Bindley
                              Western Industries, Inc. as of May 20, 1999

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